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                   Strong Government Securities Fund, Inc.


                                  EXHIBIT 16


                          SCHEDULE OF COMPUTATION OF
                            PERFORMANCE QUOTATIONS


I.     CURRENT ANNUALIZED YIELD: 30 days ended October 31, 1996

       A.    Formula
                             2-b        6
             YIELD = 2[(----------- + 1) - 1]
                             cd

             Where:     a =      dividends and interest earned during the
                                 period.

                        b = expenses accrued for the period (net of reimbursements).

                        c = the average daily number of shares outstanding during the period.

                        d = the maximum offering price per share on the last day of the period.


       B.    Calculation

                        3,929.111.44 - 434,302.47     6
             YIELD = 2[(------------------------- + 1) - 1]
                        61,471,052.299 X 10.44

             YIELD = 6.62%

II.    AVERAGE ANNUAL TOTAL RETURN

       A.    Formula
                      n                      n ____
             P (1 + T) = ERV     or     T = \ /ERV/P - 1

             Where:     P =      a hypothetical initial payment of $10,000

                        T =      average annual total return

                        n =      number of years

                      ERV = ending redeemable value of a hypothetical $10,000 payment made at the beginning of the stated periods at the end of the stated periods.













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     B.     Calculation
                 n _____
            T = \ /ERV/P - 1

            1.     One-year period 10-31-95 through 10-31-96
                            1 _____________
                   4.60% = \ /10,460/10,000 - 1

            2.     Five-year period 10-31-91 through 10-31-96
                            5 _____________
                   8.74% = \ /15,203/10,000 -1

            3.     Ten-year period 10-31-86 through 10-31-96
                            10 _____________
                   8.92% = \  /23,510/10,000 - 1

            4.     Since inception 10-29-86 through 10-31-96
                            10.01 _____________
                   8.93% = \     /23,544/10,000 - 1


III. TOTAL RETURN

     A.     Formula

            EV-IV
            _____
             IV       =      TR

Where:      EV = Value at the end of the periods, including reinvestment of all dividends and capital gains distributions

            IV = Initial value of a hypothetical investment at the net asset value

            TR = Total Return

     B.     Calculation

            EV-IV
            _____
             IV      =     TR

            One-year period ended October 31, 1996

                   10,460 - 10,000
                   _______________
                       10,000            =         4.60%